     Exhibit 99.1

NEWS RELEASE

     FOR IMMEDIATE RELEASE

     Contact:     Paul V. Cusick, Jr.

     Phone:     781-393-4601

     Fax:     781-393-4071

CENTURY BANCORP, INC. ANNOUNCES STOCK REPURCHASE PROGRAM

Medford, MA, July 13, 2004—Century Bancorp Inc. (NASDAQ:CNBKA) (www.century-bank.com), the parent company of Century Bank and Trust Company, announced today that its Board of Directors has approved a stock repurchase program. Under the program, the Company is authorized to repurchase up to 300,000 or less than 9% of Century Bancorp Class A Common Stock outstanding.

The stock buy back is authorized to take place from time-to-time, subject to prevailing market conditions. The purchases will be made on the open market and will be funded from available cash. As of today, there are 3.4 million shares of Century Bancorp Class A Common Stock outstanding.

Century Bancorp Inc., and its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-one full-service branches in the Greater Boston area, offers a full range of Business, Personal, Cash Management, Municipal and Investment products.

Century Bank is a member of the FDIC and is an Equal Housing Lender.